UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2020

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102

Burlingame, CA 94010

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	CRVS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On December 6, 2020, Corvus Pharmaceuticals, Inc. (“Corvus” or the “Company”) announced that new data on CPI-818, the Company’s ITK inhibitor, were presented at the 62nd American Society of Hematology (ASH) Annual Meeting & Exposition, which is taking place as an all-virtual event from December 5-8, 2020. The data include a poster presentation covering updated data from the Phase 1/1b clinical trial for T cell lymphoma and an oral presentation covering pre-clinical data demonstrating its potential for the treatment of autoimmune lymphoproliferative syndrome (ALPS), a rare genetic disease.

CPI-818 is an investigational, orally bioavailable, covalent inhibitor of ITK designed to have low nanomolar affinity. In vitro studies have shown that it potently inhibited T cell receptor signal transduction. The CPI-818 presentations at ASH are outlined below and can be found on the Corvus website on the publications and presentations page.

CPI-818, an Oral Interleukin-2-Inducible T-Cell Kinase Inhibitor, Is Well-Tolerated and Active in Patients with T-Cell Lymphoma (Abstract #2068)

CPI-818 is currently being studied in a Phase 1/1b clinical trial that was designed to select the optimal dose of CPI-818 and evaluate its safety, pharmacokinetics (PK), target occupancy, biomarkers and efficacy. The study employed an adaptive, expansion cohort design, with an initial phase that evaluated escalating doses (100, 200, 400, 600 mg taken twice a day) in successive cohorts of patients, followed by a second phase that is designed to evaluate safety and tumor response to the recommended dose of CPI-818 in disease-specific patient cohorts. By protocol design, treatment is discontinued after one year or upon disease progression. The study enrolled 25 patients from the United States, Australia and South Korea with several types of advanced, refractory T cell lymphomas, including nine patients with peripheral T-cell lymphoma (PTCL), 12 patients with cutaneous T-cell lymphoma (CTCL), four patients with other T-cell lymphomas. All patients had failed multiple prior therapies.

The poster highlighting updated data from the Phase 1/1b study was presented on Sunday, Dec. 6 by Michael S. Khodadoust, MD, PhD, Division of Medical Oncology, Stanford University School of Medicine. Key highlights from the presentation include:

•	Of the seven evaluable patients with PTCL, there have been two objective tumor responses as of the cut-off date of October 5, 2020 (the “Cut-Off Date”):

o	One patient, who previously failed chemotherapy and high dose chemotherapy with autologous bone marrow transplantation, achieved a complete response (CR) with CPI-818 at month 8 that remained ongoing after 12 months on study. The patient received CPI-818 for 12 months and the CR persisted beyond discontinuation of therapy (per the study protocol, the patient stopped receiving therapy after 12 months on study). As of December 1, 2020, this patient was off all therapy for lymphoma and remains disease free at 14+ months.

o	One patient who failed multiple prior therapies achieved a partial response at four months on therapy and remained on study as of the Cut-Off Date.

•	Of the 11 evaluable patients with CTCL:
o	One patient achieved a complete response in lymph node disease and continued to have stable cutaneous disease at more than 12 months on therapy as of November 2, 2020.

o	Three patients achieved stable disease on therapy for between 3 and 5 months.

•	There was a dose dependent increase in receptor occupancy, with trough occupancy >75% observed at the 200, 400 and 600 mg doses.

•	No dose limiting toxicities and no grade 3 or 4 treatment related adverse events were observed as of the Cut-Off Date.

The ITK Inhibitor CPI-818 Blocks Activation of T Cells from Autoimmune Lymphoproliferative Syndrome (ALPS) Patients and Is Active in a Murine Model of ALPS (Abstract #95)

ALPS is a rare genetic disease affecting children that manifests with lymphadenopathy, splenomegaly, cytopenias (low blood counts) and autoimmunity. The disease is caused by a mutation in the Fas gene, which provides instructions for making a signaling protein involved in the induction of apoptosis. The mutation results in immune dysregulation due to abnormally high levels of “double negative” T cells (CD4 and CD8 double negative), which infiltrate the blood, spleen and lymphoid tissues. A similar mutation occurs in Fas-deficient MRL/lpr mice, which are used as a model for this disease. These mice are frequently also used as a model for autoimmune disease.

The oral presentation was delivered on Saturday, Dec. 5 by V. Koneti Rao, MD, FRCPA, ALPS Unit, Laboratory of Clinical Immunology and Microbiology, National Institute of Allergy and Infectious Disease (NIAID), National Institutes of Health (NIH). Key highlights from the presentation include:

•	ITK was expressed in double negative T cells from ALPS patients.

•	In vitro, CPI-818 inhibited the activation of stimulated abnormal double negative T cells in ALPS patients.

•	In vivo studies in MRL/lpr mice demonstrated that treatment with CPI-818 reduced lymphadenopathy, splenomegaly, and autoimmune skin and kidney disease.

•	The pre-clinical data support the evaluation of CPI-818 in ALPS patients.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the potential safety and efficacy of CPI-818, the Company’s ability to develop and advance product candidates into and successfully complete preclinical studies and clinical trials, including the Company’s Phase 1/1b clinical trial of CPI-818 for certain cancers, the timing of the availability and announcement of clinical data and certain other product development milestones, and the sufficiency of the Company’s cash resources. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission on October 29, 2020, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials of ciforadenant, CPI-006 and CPI-818; the accuracy of the Company’s estimates relating to its ability to initiate and/or complete preclinical studies and clinical trials; the results of preclinical studies may not be predictive of future results; the unpredictability of the regulatory process; regulatory developments in the United States, and other foreign countries; whether the FDA accepts data from trials conducted in foreign locations, including China; the unpredictability of any ongoing or future trade dispute between the United States and China; the costs of clinical trials may exceed expectations; the Company’s ability to raise additional capital; the effects of COVID-19 on the Company’s clinical programs and business operations. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: December 7, 2020	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer